Exhibit 99.1

Worksport ($WKSP) Reports Significant 581% YoY Revenue Growth in Q3 2024, Eyes Record 2025

Company Announces Consecutive Surge in Quarterly Revenues; Provides Positive Outlook for Fiscal Year 2025; Ongoing Expansion and New Product Lines Fuel Momentum

West Seneca, New York, November 13, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors today announced its Q3 2024 financial results. Worksport shares another consecutive quarter of revenue growth and positive outlook for financial year-end 2025.

Q3 revenue surged to $3.12 million—a 581% year-over-year increase compared to $458,433 in Q3 2023. This rapid growth reflects continued scaling of both B2B and B2C channels and the growing demand for Worksport’s innovative products. Following a 275% revenue increase from Q1 to Q2 2024, Q3 revenue grew another 63% from Q2 2024, underscoring the strength of the Company’s strategic investments and the success of its recent sales initiatives. Worksport believes it will exceed previous financial guidance of $6-8M by year-end 2024, and below issues guidance for year-end 2025.

Steven Rossi, Worksport’s Founder & CEO, stated:

“Our Q3 results are just the beginning. With our robust product pipeline and aggressive market penetration strategies, we are on a trajectory for sustained growth. Our goal is to become cash flow positive in 2025, with a keen focus on EPS and EBITA. We are targeting revenue growth to $25-$34.5 million in 2025. We are excited about the significant impact our products, including the AL4 tonneau cover, SOLIS solar cover, and COR portable energy system, are expected to have as we enter next year.”

Upcoming Products & Strategic Path to Profitability:

Worksport continues to expand its production capacity and expects to meet its next production target of making over 200 tonneau covers per day within 2025. This increase in capacity should enable the Company to meet growing demand while notably increasing margins, driven by new high-demand, high-margin product lines. In Q3, the Company maintained an inventory balance of $6.1 million, strategically positioned to support sustained revenue growth without the need for major capital investments. The Company believes it can increase its ability to produce beyond 200 covers without significant time or capital investment.

Additional Highlights Include:

●	B2C Sales Growth: Online sales increased from $21,599 in Q3 2023 to $1.59 million in Q3 2024, now making up 51% of total revenue.

●	Government Sales Traction: Worksport initiated sales to a U.S. government agency, positioning itself for potential future business development.

●	New Product Launches: The highly anticipated AL4 tonneau cover is set to debut in Q4 this year and is expected to contribute significantly to revenue growth in 2025, while the SOLIS and COR products are in Alpha testing, with a full market launch slated for Q2/Q3 next year.

Strategic Market Position and Forward Guidance

Worksport expects to exceed its previously issued revenue guidance of $6-8 million by year-end 2024.

Worksport’s growth is underpinned by its diversified portfolio, intellectual property, team experience, and its newly launched online presence. With the pickup truck market continuing to lead vehicle sales and Worksport’s first-to-market solar-integrated tonneau cover SOLIS on the horizon, the Company believes it is well-positioned to capture market share in both the automotive accessory and clean energy sectors. Complemented by the COR portable energy system, Worksport’s growth potential continues to become strong in 2025 and beyond.

For 2025, Worksport projects its existing product lines to generate $20 million in revenue, with new product launches, including its AL4 cover and COR and SOLIS systems, contributing up to an additional $18.5 million. Depending on timing and circumstances, these projections lead to a robust revenue outlook ranging from $25 million to $34.5 million in 2025, a pivotal year anticipated to drive Worksport towards cash flow positivity.

Worksport Q3 Earnings Call

For detailed insights on the quarter, and management commentary, please attend the Q3 2024 Earnings Call. It will occur at 4:30pm ET on Wednesday November 13, 2024. You may attend with this link: [Worksport Q3 2024 Earnings Call]

The prepared remarks will also be available at Worksport’s Investor Relations website.

Investor Inquiries May Be Directed To:

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://investor.worksport.com

W2: www.worksport.com

E: investors@worksport.com

Worksport Quarter 3, 2024 Report, Item 1. Financial Statements

The Company has included the Financial Statements section below from the ‘Full Worksport Q3 2024’ For Quarterly Period Ended: September 30, 2024. Investors are encouraged to read the full 10-Q along with the Prepared Remarks, both linked above.

Item 1. Financial Statements

Worksport Ltd.

Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,857,685	$3,365,778
Accounts receivable, net	466,442	463,122
Other receivable	153,967	165,865
Inventory (note 4)	6,138,060	3,631,492
Related party loan (note 8)	14,303	-
Prepaid expenses and deposits (note 5)	256,600	1,497,249
Total Current Assets	8,887,057	9,123,506
Investments (note 10)	90,731	90,731
Property and Equipment, net (note 6)	13,966,210	14,483,436
Right-Of-Use Asset, net (note 11)	658,152	917,354
Intangible Assets, net	1,337,008	1,338,889
Total Assets	$24,939,158	$25,953,916
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$2,456,000	$1,451,181
Payroll taxes payable	111,591	85,010
Related party loan (note 8)	-	2,192
Current portion – Long term debt (note 12)	190,000	5,300,000
Current lease liability (note 11)	248,540	328,229
Total Current Liabilities	3,006,131	7,166,612
Long Term – Lease Liability (note 11)	433,214	608,761
Long Term Debt (note 12)	5,136,738	-
Total Liabilities	8,576,083	7,775,373

Shareholders’ Equity
Series A & B Preferred Stock, $0.0001 par value, 100,100 shares authorized, 100 Series A and 0 Series B issued and outstanding, respectively (note 7)	-	-
Common stock, $0.0001 par value, 299,000,000 shares authorized, 30,920,397 and 17,436,805 shares issued and outstanding, respectively (note 7)	3,092	2,032
Additional paid-in capital	72,512,085	64,685,693
Share subscriptions receivable	(1,577)	(1,577)
Share subscriptions payable	4,034,205	1,814,152
Accumulated deficit	(60,176,150)	(48,313,177)
Cumulative translation adjustment	(8,580)	(8,580)
Total Shareholders’ Equity	16,363,075	18,178,543
Total Liabilities and Shareholders’ Equity	$24,939,158	$25,953,916

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

Worksport Ltd.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Nine Months Ended September 30, 2024 and 2023

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2024	2023	2024	2023

Net Sales	$3,122,359	$458,483	$5,556,535	$690,259
Cost of Goods Sold	2,875,186	368,796	4,975,277	541,841
Gross Profit	247,173	89,687	581,258	148,418

Operating Expenses
General and administrative	2,875,255	3,091,488	8,495,959	6,965,901
Sales and marketing	661,238	380,847	1,206,807	1,473,910
Professional fees	621,728	539,126	2,332,069	2,899,190
(Gain) loss on foreign exchange	(5,832)	(2,265)	1,853	(2,407)
Total operating expenses	4,152,389	4,009,196	12,036,688	11,336,594
Loss from operations	(3,905,216)	(3,919,509)	(11,455,430)	(11,188,176)

Other Income (Expense)
Interest expense	(229,701)	(113,838)	(487,463)	(466,830)
Interest income	-	38,992	3,054	237,598
Rental income (note 17)	-	45,057	76,866	139,892
Gain on settlement of debt	-	-	-	7,493
Total other income (expense)	(229,701)	(29,789)	(407,543)	(81,847)

Net Loss	$(4,134,917)	$(3,949,298)	$(11,862,973)	$(11,270,023)

Loss per Share (basic and diluted)	$(0.14)	$(0.23)	$(0.47)	$(0.65)
Weighted Average Number of Shares (basic and diluted)	29,432,794	17,429,685	25,540,754	17,252,521

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

The link below will take you to the Worksport Investor Relations Website. You may download the full 10-Q and accompanying earnings call remarks there: Q3 2024 10 Q & Earnings Call Prepared Remarks - Download Here

Key 2024 Press-Releases:

●	October 29: 200% Growth in B2B Sales; Pre-Order Campaign Initiated For AL4
●	October 17: Nasdaq Grants Extension To Regain Compliance
●	October 17: $2MM+ Projected Savings From New Strategic Initiative
●	October 3: Commencing U.S Government Sales
●	September 30: Update On ISO Certification
●	September 19: Alpha Launch of SOLIS & COR
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	August 14: Record High Revenues; 275% Q2 Growth
●	August 1: Impressive SOLIS Solar Cover Test Results
●	May 8: Worksport Awarded $2.8MM Grant

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter

●	Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook	LinkedIn
YouTube	Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.